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TABLE OF CONTENTS

FILED PURSUANT TO RULE 424(B)(5)

REGISTRATION STATEMENT NO. 333-148632

PROSPECTUS SUPPLEMENT No. 1

(To Prospectus dated January 11, 2008)

5,000,000 Shares of Common Stock

You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Both documents contain information you should consider carefully before making your investment decision.

This prospectus supplement relates to the issuance and sale of up to 5,000,000 shares of our common stock from time to time through our sales agent, William Smith & Co. These sales, if any, will be made pursuant to the terms of an At Market Issuance Agreement entered into between the us and our sales agent, the form of which was filed with the Securities and Exchange Commission under a report on Form 8-K dated February 22, 2008 and is incorporated by reference herein.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “VLNC.”  On February 22, 2008, the closing price of our common stock as reported by NASDAQ was $3.01 per share. Sales of shares of our common stock under this prospectus supplement, if any, may be made in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, which includes sales made directly on the NASDAQ Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The sales agent will make all sales on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us.

Unless we and our sales agent agree to a lesser amount with respect to certain persons or classes of persons, the compensation to the sales agent for sales of common stock sold pursuant to the sales agreement will be 6.0% of the gross proceeds of the sales price per share. If different than 6.0%, the amount of compensation to be received by the sales agent will be disclosed in a separate prospectus supplement for such sales. The net proceeds to Valence from any sales under this prospectus supplement will be used as described under “Use of Proceeds” on page 5 of the accompanying prospectus. The proceeds that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. If all 5,000,000 shares of common stock were sold at the February 22, 2008 closing sales price, we would receive $15,050,000 in gross proceeds, or $14,147,000 in aggregate net proceeds assuming a sales agent fee of 6%. The actual proceeds to us will vary.

In connection with the sale of common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including liabilities under the Securities Act of 1933.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities are described in the accompanying prospectus and in certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

William Smith & Co.

The date of this prospectus supplement is February 22, 2008

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 11, 2008

PRELIMINARY PROSPECTUS

$50,000,000

Debt Securities, Common Stock,
Preferred Stock, Warrants and Units

Common Stock
Offered by
Selling Securityholders

        By this prospectus and an accompanying prospectus supplement, we or any selling securityholder may from time to time offer and sell in one or more offerings any combination of the securities listed above up to a total public offering price of $50,000,000 on terms to be determined at the time of the sale. This prospectus provides a general description of the securities we or any selling securityholder may offer. Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices. In the prospectus supplement relating to sales by selling securityholders, we will identify each selling securityholder and the number of shares of our common stock that each selling securityholder may be selling. You should carefully read this prospectus, any applicable prospectus supplement and any information under the heading "Where You Can Find More Information" before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

        We or any securityholder may sell these securities directly to or through underwriters, to other purchasers and/or through agents. For additional information on the method of sale, you should refer to the section in this prospectus entitled "Plan of Distribution." If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us, the selling securityholders and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

        Our common stock is quoted on the NASDAQ Capital Market under the symbol "VLNC." On January 10, 2008, the closing price of our common stock as reported by NASDAQ was $1.69 per share. We will apply to list any shares of common stock sold under this prospectus and any prospectus supplement on the NASDAQ Capital Market. We have not determined whether we will list any other securities we may offer on the NASDAQ Capital Market, or any other exchange or on the over-the-counter market. If we decide to seek listing of any securities, a prospectus supplement will disclose the name of such exchange or market.

        Investing in our securities involves a high degree of risks. Risks associated with an investment in our securities will be described in this prospectus, in the applicable prospectus supplement and in certain of our filings with the Securities and Exchange Commission, as described under "Risk Factors" on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2008

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total public offering price of $50,000,000. In addition, some of our securityholders may sell shares of our common stock under this shelf registration statement. This prospectus provides you with a general description of the securities that we or any selling securityholders may offer. Each time that we or any selling securityholders offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us and/or any selling securityholders in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information" beginning on page 26.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

        In this prospectus, "Valence," "we," "us" and "our" refer to Valence Technology, Inc. and its direct and indirect subsidiaries on a consolidated basis. References to "$" or "dollars" are to the currency of the United States of America.

ABOUT VALENCE TECHNOLOGY, INC.

        Valence was founded in 1989 and has commercialized the industry's first lithium phosphate technology. Our mission is to drive the wide adoption of high-performance, safe, long cycle life, environmentally friendly, low-cost energy storage systems by drawing on the numerous benefits of our latest battery technology, the experience of our management team, and the significant market opportunity that we believe is available to us.

        In February 2002, Valence introduced its Saphion® technology, a lithium phosphate technology which utilizes a phosphate-based cathode material. We believe that lithium phosphate technology addresses the major weaknesses of existing technology while offering a solution that is competitive in cost and performance. We believe that by incorporating a phosphate-based cathode material, our Saphion technology is able to offer greater thermal and electrochemical stability than traditional lithium-ion technologies, which will facilitate the potential for its adoption in large application markets not traditionally served by lithium-ion batteries such as motive power, vehicular, portable appliances, telecommunications, and utility back-up systems. Currently, we offer our lithium phosphate technology in both cylindrical and polymer construction and have initiated the design of a prismatic cell.

        Our business plan and strategy is to generate revenue from product sales, while reducing costs through a manufacturing plan that utilizes partnerships with contract manufacturers and internal manufacturing efforts through our wholly owned subsidiaries in China. These subsidiaries initiated operations in late fiscal 2005. We expect to address the market for lithium phosphate technology by offering existing and new solutions that we believe will differentiate our products and our customers' products in both the large-format and small-format markets through Valence's own product launches, such as the N-Charge® Power System and U-Charge® Power System, and through products designed by others. In addition, we expect to continue to pursue a licensing strategy as our lithium phosphate technology receives greater market acceptance.

        Our principal executive office is located at 12201 Technology Boulevard, Suite 150, Austin, Texas 78727, and our telephone number is (512) 527-2900. Our website address is www.valence.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS

        You should carefully consider the "Risk Factors" included under Part I, Item 1A, of our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed with the SEC on June 14, 2007, and Part II, Item 1A, of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, filed with the SEC on November 13, 2007, in addition to any subsequent report that we file pursuant to the Exchange Act which will also be filed as a supplement to this prospectus or will be contained in a post-effective amendment to the registration statement of which this prospectus forms a part. You should read the risk factors we include in the reports we file with the Securities and Exchange Commission, including those that are incorporated by reference in this prospectus. The risk factors set forth in such reports are dated as of the date of the particular report to which they relate. Please see "Where You Can Find More Information" beginning on page 26 of this prospectus for more information on these reports. The risks and uncertainties that we describe in these documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not currently known to us or that we currently deem not to be material also may impair our business operations. If any of the risks actually occur, our business, results of operations, stock price and/or financial condition could suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Certain equity transactions occurring in the future could result in dilution to current equity holders.

        Future equity transactions, including the sale of shares of common stock or preferred stock, or the exercise of options or warrants or other convertible securities, could result in dilution. From time to time, we may sell restricted stock and warrants or convertible debt to investors in private placements conducted by broker-dealers, or in negotiated transactions. Because the securities may be restricted, the securities may be sold at a greater discount to market prices compared to a public securities offering, and the exercise price of the warrants may be at or even lower than market prices. These transactions cause dilution to existing shareholders. Also, from time to time, options may be issued to employees and third parties, with exercise prices equal to market. Exercise of in-the-money options, warrants and other convertible securities will result in dilution to existing shareholders; the amount of dilution will depend on the spread between market and exercise price, and the number of shares involved.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "continue," "predict," and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this prospectus and the documents incorporated by reference herein and include statements regarding the intent, belief or current expectations of Valence Technology, Inc., to which we refer in this prospectus and the documents incorporated by reference herein as "Valence," "we" or "us," our directors or officers with respect to, among other things:

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  trends affecting our financial condition or results of operations;

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  our product development strategies;

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  trends affecting our manufacturing capabilities;

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  trends affecting the commercial acceptability of our products; and

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  our business and growth strategies.

        You are cautioned not to put undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this prospectus and the documents incorporated herein by reference. Factors that could cause actual results to differ materially include those discussed under "Risk Factors," which include, but are not limited to the following:

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  our ability to develop and market products that compete effectively in targeted market segments;

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  market acceptance of our current and future products;

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  our ability to meet customer demand;

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  our ability to perform our obligations under our loan agreements;

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  a loss of one of our key customers;

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  our ability to implement our long-term business strategy that will be profitable and/or generate sufficient cash flow;

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  the ability of our vendors to provide conforming materials for our products on a timely basis;

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  the loss of any of our key executive officers;

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  our ability to manage our foreign manufacturing and development operations;

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  international business risks;

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  our ability to attract skilled personnel;

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  our ability to protect and enforce our current and future intellectual property;

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  international business risks;

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  our need for additional, dilutive financing or future acquisitions; and

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  future economic, business and regulatory conditions.

        We believe that it is important to communicate our future expectations to investors. However, there may be events in the future that we are not able to accurately predict or control. The factors discussed under "Risk Factors" or the documents incorporated by reference herein, as well as any cautionary language in this prospectus or the documents incorporated by reference herein, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments or possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

        We will not receive any of the proceeds from the sale of securities that may be sold by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for the periods shown. You should read these ratios of earnings to fixed charges in connection with the financial information incorporated by reference herein.

	Fiscal Years Ended March 31, 2007
	2003	2004	2005	2006	2007	Six months ended September 30, 2007
	(In thousands, except for ratios)
Earnings:
Net loss available to common stockholders	$(37,901)	$(56,059)	$(32,179)	$(32,924)	$(22,423)	$(9,252)
Fixed charges	$5,142	$5,947	$5,986	$6,884	$8,364	$3,872
Amortization of capitalized interest	—	—	—	—	—	—
Distributed income of equity investees	—	—	—	—	—	—

Total Earnings (Loss)	$(32,759)	$(50,112)	$(26,193)	$(26,040)	$(14,059)	$(5,380)

Fixed Charges:
Interest expensed	$4,172	$4,059	$4,262	$5,551	$6,867	$3,154
Accretion of debt discount and other	$924	$724	$909	$1,074	$1,278	$609
Estimated interest within rental expense(1)	$46	$62	$66	$59	$47	$23
Dividends on preferred stock	—	$162	$171	$172	$172	$86
Preferred stock accretion	—	$940	$578	$28	—	—

Total Fixed Charges	$5,142	$5,947	$5,986	$6,884	$8,364	$3,872

Ratio of Earnings (Loss) to Fixed Charges	(6.4)	(8.4)	(4.4)	(3.8)	(1.7)	(1.4)

(1)
Assumes an interest rate of 7%.

SELLING SECURITYHOLDERS

        The selling securityholders may be our directors, executive officers, former directors, employees, former employees or other holders of our common stock. The prospectus supplement for any offering of the common stock by selling securityholders will include the following information:

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  the names of the selling securityholders;

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  the nature of any position, office or other material relationship which each selling stockholder has had within the last three fiscal years with us or any of our predecessors or affiliates;

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  the number of shares held by each of the selling securityholders before and after the offering;

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  the percentage of the common stock held by each of the selling securityholders before and after the offering; and

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  the number of shares of our common stock offered by each of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the key terms and provisions of our capital stock. You should refer to the applicable provisions of our Second Restated Certificate of Incorporation, as amended, our Third Amended and Restated Bylaws, the Delaware General Corporation Law and the documents that we have incorporated by reference, including the description of our common stock contained in our registration statement on Form 8-A under Section 12 of the Securities Exchange Act of 1934, as originally filed on April 2, 1992 and as thereafter amended, and the description of our preferred stock contained in the certificate of designations relating to our Series C-1 Preferred Stock and Series C-2 Preferred Stock filed as exhibits to our Current Report on Form 8-K dated November 30, 2004, as filed with the Securities and Exchange Commission on December 1, 2005, including any amendment or report filed for the purpose of updating such descriptions, for a complete statement of the terms and rights of our capital stock. See "Where You Can Find More Information" beginning on page 26.

        Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2007, 115,487,094 shares of common stock are outstanding, 431 shares of our Series C-1 Preferred Stock are outstanding and 430 shares of our Series C-2 Preferred Stock are outstanding. In addition, as of December 31, 2007, we had an aggregate total of 16,530,248 shares of our common stock reserved for issuance under our stock option plan, to warrant holders and to holders of convertible preferred stock.

        The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The common stock does not have cumulative voting rights. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of directors may from time to time determine. Any future determination as to the payment of dividends on our common stock will be at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by the board of directors, including the General Corporation Law of the State of Delaware, which provides that dividends are only payable out of surplus or current net profits.

        Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

        Holders of shares of the common stock are not required to make additional capital contributions. All outstanding shares of common stock are fully paid and nonassessable. Certain holders of shares of our common stock are entitled to certain rights with respect to registration of those shares under the Securities Act. If we propose to register any of our securities under the Securities Act, either for our own account or for the account of others, the holders of these shares are entitled to notice of the registration and are entitled to include, at our expense, their shares of common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters, if any, may limit the number of shares to be included in the registration. In addition, the holders of these shares may require us, at our expense and subject to certain limitations, to file a registration statement under the Securities Act with respect to their shares of common stock, and we will be required to use our best efforts to effect the registration.

        Our common stock is listed on the NASDAQ Capital Market under the symbol "VLNC." The American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock. Its address is 59 Maiden Lane, Plaza Level, New York, NY 10038, and its telephone number is (800) 937-5449. The American Stock Transfer and Trust Company also maintains a website at www.amstock.com.

Undesignated Preferred Stock

        Our board of directors has the authority, without any further vote or action by the stockholders, to issue the undesignated preferred stock in one or more series and to fix the number of shares, designations, relative rights (including voting rights), preferences and limitations of such series to the full extent now or hereafter permitted by applicable Delaware law. The rights, preferences, privileges and restrictions of the preferred stock, may include:

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  dividend rights;

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  conversion rights;

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  voting rights;

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  redemption rights and terms of redemption; and

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  liquidation preferences.

        Our board of directors may fix the number of shares constituting any series and the designations of these series.

        The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designations relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

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  the maximum number of shares in the series and the distinctive designation;

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  the terms on which dividends will be paid, if any;

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  the terms on which the shares may be redeemed, if at all;

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  the liquidation preference, if any;

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  the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

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  the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

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  the voting rights, if any, on the shares of the series; and

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  any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above is not, and the description of the terms of a particular series of preferred stock in the prospectus supplement will not be complete. You should refer to the applicable certificate of designations for complete information. The prospectus supplement also will contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

        The General Corporation Law of the State of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations.

        Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. As a result, the issuance of shares of a series of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any other series of our preferred stock. The issuance of shares of preferred stock may also adversely affect the rights of the holders of our common stock. For example, any preferred stock issued will rank senior to our common stock as to dividend rights and liquidation preference, may have full or limited voting rights and may be convertible into shares of common stock or other securities.

DESCRIPTION OF DEBT SECURITIES

        Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or unsecured subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. Senior debt securities will be issued under a senior debt indenture and subordinated debt securities will be issued under a subordinated debt indenture. Together the senior debt indenture and the subordinated indenture are called "indentures." The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

        A discussion of our outstanding debt arrangements is included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed with the Securities and Exchange Commission on June 14, 2007, which has been incorporated herein by reference. Our currently outstanding debt arrangements impose certain restrictions on our ability to incur additional debt. We may be restricted from issuing debt securities without waiver of these restrictions by our lenders. If we offer debt securities under this prospectus, the applicable prospectus supplement will update the information in this paragraph regarding our other outstanding indebtedness.

        We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, would define the rights of holders of debt securities.

        Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

        The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

        A portion of our assets are held by operating subsidiaries, including: Valence Technology Cayman Islands, PLC, and Valence Technology, International, Inc., both of which are Cayman Islands corporations, and Valence Energy-Tech (Suzhou) Ltd., and Valence Technology Suzhou, Ltd., both of which are wholly foreign owned enterprises in China, as well as other direct and indirect subsidiaries that we may establish from time to time. With respect to these assets, holders of senior debt securities that are not guaranteed by our operating subsidiaries and holders of subordinated debt securities will have a position junior to the prior claims of creditors of these subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that we may yourself be a creditor with recognized claims against any subsidiary. Our ability to pay the principal, premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us by our subsidiaries of dividends, debt principal and interest or other charges.

        The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement and an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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    the title and type of the debt securities;

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    the total principal amount of the debt securities;

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    the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

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    the dates on which the principal of the debt securities will be payable;

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    the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

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    any conversion or exchange features;

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    any optional redemption periods;

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    any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

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    any provisions granting special rights to holders when a specified event occurs;

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    any changes to or additional events of default or covenants;

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    any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

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    any other terms of the debt securities.

        None of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

        Debt securities of a series may be issued in registered, coupon or global form.

Subsidiary Guarantees

        If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our operating subsidiaries, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.

        If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our operating subsidiaries, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiary's or subsidiaries' existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See "Subordination" below.

        The obligations of our operating subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenants

        Under the indentures, we:

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    will pay the principal of, interest and any premium on, the debt securities when due;

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    will maintain a place of payment;

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    will deliver a certificate to the trustee at the end of each fiscal year reviewing our obligations under the indentures;

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    will preserve our corporate existence; and

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    will deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Mergers and Sale of Assets

        Each of the indentures will provide that we may not consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another person, unless:

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    either: (a) Valence is the surviving corporation; or (b) the person or entity formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than Valence) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

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    the person or entity formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than Valence) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the obligations of Valence under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee; provided that, unless such person or entity is a corporation, a corporate co-issuer of such debt securities will be added to the applicable indenture by agreements reasonably satisfactory to the trustee;

    •
    we or the successor will not immediately be in default under such indenture; and

    •
    we deliver an officer's certificate and opinion of counsel to the trustee stating that such consolidation or merger complies with such indenture and that all conditions precedent set forth in such indenture have been complied with.

        Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

Events of Default

        "Event of default," when used in the indentures, with respect to debt securities of any series, will mean any of the following:

    •
    default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

    •
    default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

    •
    default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to Valence by the trustee or to

      Valence and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder;

    •
    default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to Valence by the trustee or to Valence and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder;

    •
    Valence, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors;

    •
    a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against Valence in an involuntary case, (ii) appoints a custodian of Valence or for all or substantially all of its property, or (iii) orders the liquidation of Valence, and the order or decree remains unstayed and in effect for 60 consecutive days;

    •
    default in the deposit of any sinking fund payment when due; or

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    any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that series can void the declaration.

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

        Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

        Without the consent of each holder of the outstanding debt securities affected, an amendment or waiver may not, among other things:

    •
    change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, or change any place of payment where, or the coin or currency in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

    •
    reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) provided for in the applicable indenture;

    •
    modify any of the provisions set forth in (i) sections related to matters addressed in items (1) through (15) of this caption, "Amendments and Waivers," immediately below, (ii) the provisions of the applicable indenture related to the holder's unconditional right to receive principal, premium, if any, and interest on the debt securities or (iii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to "the trustee" and concomitant changes in this section of such indenture, or the deletion of this proviso in such indenture, in accordance with the requirements of such indenture;

    •
    waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

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    release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as supplemented by any supplemental indenture); or

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    make any change in the foregoing amendment and waiver provisions.

        Notwithstanding the foregoing, without the consent of any holder of debt securities, Valence, the guarantors and the trustee may amend each of the indentures or the debt securities issued thereunder to:

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    cure any ambiguity or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

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    evidence the succession of another person or entity to Valence and the assumption by any such successor of the covenants of Valence therein and, to the extent applicable, to the debt securities;

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    provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

    •
    add a guarantee and cause any person or entity to become a guarantor, and/or to evidence the succession of another person or entity to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

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    secure the debt securities of any series;

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    add to the covenants of Valence such further covenants, restrictions, conditions or provisions as Valence shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power therein conferred upon Valence and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein; provided, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

    •
    make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

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    provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture on the date of such indenture;

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    add any additional defaults or events of default in respect of all or any series of debt securities;

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    add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

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    change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

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    establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

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    evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

    •
    conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision was intended to be a verbatim recreation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

    •
    modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

        The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an indenture becomes effective, Valence is required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

        Each indenture provides that Valence may, at its option and at any time, elect to have all of its obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees ("Legal Defeasance"), except for:

    •
    the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on such debt securities when such payments are due from the trust referred to below;

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    Valence's obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

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    the rights, powers, trusts, duties and immunities of the trustee, and Valence's and each guarantor's obligations in connection therewith; and

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    the Legal Defeasance and Covenant Defeasance provisions of the applicable indenture.

        In addition, Valence may, at its option and at any time, elect to have the obligations of Valence released with respect to certain provisions of each indenture, including certain provisions set forth in any supplemental indenture thereto (such release and termination being referred to as "Covenant Defeasance"), and thereafter any omission to comply with such obligations or provisions will not constitute a default or event of default. In the event Covenant Defeasance occurs in accordance with the applicable indenture, the events of default described under clauses (3) and (4) under the caption "Events of Default," in each case, will no longer constitute an event of default thereunder.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

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    Valence must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Valence must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

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    in the case of Legal Defeasance, Valence has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Valence has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

    •
    in the case of Covenant Defeasance, Valence has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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    no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

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    the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Valence or any guarantor is a party or by which Valence or any guarantor is bound;

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    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which Valence or any of its subsidiaries is a party or by which Valence or any of its subsidiaries is bound;

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    Valence must deliver to the trustee an officers' certificate stating that the deposit was not made by Valence with the intent of preferring the holders of debt securities over the other creditors of Valence with the intent of defeating, hindering, delaying or defrauding creditors of Valence or others;

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    Valence must deliver to the trustee an officers' certificate, stating that all conditions precedent set forth in clauses (1) through (7) of this paragraph have been complied with; and

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    Valence must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph have been complied with;

      provided that the opinion of counsel with respect to clause (5) of this paragraph may be to the knowledge of such counsel.

Satisfaction and Discharge

        Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities, as expressly provided for in such indenture) as to all outstanding debt securities issued thereunder and the guarantees issued thereunder when:

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    either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money or certain United States governmental obligations have theretofore been deposited in trust or segregated and held in trust by Valence and thereafter repaid to Valence or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Valence, and Valence or the guarantors have irrevocably deposited or caused to be deposited with the trustee funds or U.S. government obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, on and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from Valence irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

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    Valence or the guarantors have paid all other sums then due and payable under such indenture by Valence; and

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    Valence has delivered to the trustee an officers' certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Officers, Employees, Partners and Stockholders

        No director, officer, employee, incorporator, partner or stockholder of Valence or any guarantor, as such, shall have any liability for any obligations of Valence or the guarantors under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder, upon Valence's issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

        Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

        The trustee will initially act as paying agent and registrar for the debt securities. Valence may change the paying agent or registrar without prior notice to the holders of the debt securities, and Valence may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and Valence may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. Valence is not required to transfer or exchange any debt security selected for redemption. In addition, Valence is not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

        The payment of principal of, premium, if any, and interest on, subordinated debt securities and any other payment obligations of Valence in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

        Valence also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from the trust described under "Legal Defeasance and Covenant Defeasance," if:

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    a default in the payment of all or any portion of the obligations on any senior debt ("payment default") occurs, or

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    any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated ("non-payment default") and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a "Payment Blockage Notice") from the trustee or other representative for the holders of such designated senior debt.

        Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any designated senior debt has been accelerated or a bankruptcy event of default has occurred and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

        The subordinated indenture also requires that we promptly notify holders of senior debt if payment of subordinated debt securities is accelerated because of an event of default.

        Upon any payment or distribution of assets or securities of Valence, in connection with any dissolution or winding up or total or partial liquidation or reorganization of Valence, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by Valence on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, Valence on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture), in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for Valence, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled shall be made by Valence or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person or entity making such payment or distribution or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

        As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of Valence or a marshalling of assets or liabilities of Valence, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

        Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

        Fully registered debt securities may be transferred or exchanged at the corporation trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

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    by the applicable depositary to a nominee of the depositary;

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    by any nominee to the depositary itself or another nominee; or

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    by the depositary or any nominee to a successor depositary or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

        When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary ("participants"). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

        As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

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    will not be entitled to have any of the underlying debt securities registered in their names;

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    will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

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    will not be considered the owners or holders under the indenture relating to those debt securities.

        Payments of principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

        We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants' accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in "street name." Those payments will be the sole responsibility of those participants.

        If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

        Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices

        Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No Personal Liability of Officers, Directors, Employees or Stockholders

        No officer, director, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any indenture or the debt securities by reason of his, her or its status as such.

Information Concerning the Trustee

        A banking or financial institution will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

        The indentures and the provisions of the Trust Indenture Act incorporated by reference therein, will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

        A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock, debt securities or units. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

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    the title of such warrants;

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    the aggregate number of such warrants;

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    the price or prices at which such warrants will be issued;

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    the securities purchasable upon exercise of such warrants;

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    the price at which, and the currency or currencies in which the securities purchasable upon exercise of, such warrants may be purchased;

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    the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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    if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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    if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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    if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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    information with respect to book-entry procedures, if any;

    •
    if applicable, a discussion of any material U.S. federal income tax considerations; and

    •
    any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants or any combination of such securities.

        The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

    •
    the terms of the units and of any of the common stock, preferred stock, debt securities, warrants or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

    •
    a description of the terms of any unit agreement governing the units; and

    •
    a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

        We and the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

    •
    through agents to the public or to investors;

    •
    to one or more underwriters for resale to the public or to investors;

    •
    in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

    •
    directly to investors; or

    •
    through a combination of these methods of sale.

        We will set forth in a prospectus supplement the terms of the offering of securities, including:

    •
    the name or names of any agents or underwriters;

    •
    the name or names of, and the number of shares of common stock being sold by any selling securityholders participating in the offering;

    •
    the purchase price of the securities being offered and the proceeds we and/or the selling securityholders will receive from the sale;

    •
    any over-allotment options under which underwriters may purchase additional securities from us and/or the selling securityholders;

    •
    any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

    •
    the public offering price;

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    any discounts or concessions allowed or reallowed or paid to dealers; and

    •
    any securities exchanges on which such securities may be listed.

        The term "selling securityholders" includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other non-sale related transfer.

        If we and/or the selling securityholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we and/or the selling securityholders have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

        We and/or the selling securityholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

        We and/or the selling securityholders may also sell securities directly to one or more purchasers without using underwriters or agents.

        In compliance with National Association of Securities Dealers guidelines, the maximum compensation to the underwriters in connection with the sale of securities pursuant to this prospectus and any prospectus supplement will not exceed 8% of the total offering price to the public of such securities.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and/or the selling securityholders and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We and/or the selling securityholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or selling securityholders in the ordinary course of their businesses.

        We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expenses of all commissions and discounts, if any, attributable to the sales of securities by us. The selling securityholders will bear all commissions and discounts attributable to the sales of securities by them.

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange or national securities market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities, if any, from us or the selling securityholders in the offering. If the underwriters have an over-allotment option to purchase additional securities from us or the selling securityholders, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        Certain legal matters relating to the validity of the securities will be passed upon for us by Andrews Kurth LLP, Austin, Texas.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K of Valence Technology, Inc. for the fiscal year ended March 31, 2007 have been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K of Valence Technology, Inc. for the fiscal years ended March 31, 2006 and March 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph regarding Valence's adoption of Statement of Financial Accounting Standard No. 142), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        We are organized under the laws of the State of Delaware. Our Second Restated Certificate of Incorporation and Third Amended and Restated Bylaws eliminate the personal liability of our directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our Second Restated Certificate of Incorporation and Third Amended and Restated Bylaws provide indemnity for our current or former officers and directors against all liabilities and costs of defending an action or suit in which they were involved by reason of their positions with us. However, we cannot indemnify any person if a court finds that the person did not act in good faith. Our Third Amended and Restated Bylaws also provide that we may purchase insurance to protect any director, officer, employee or agent against any liability. We have entered into separate indemnification agreements with each of our directors and executive officers, whereby we have agreed, among other things, to indemnify them to the fullest extent permitted by the Delaware General Corporation Law, subject to specified limitations, against certain liabilities actually incurred by them in any proceeding in which they are a party that may arise by reason of their status as directors, officers, employees or agents or may arise by reason of their serving as such at our request for another entity and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We intend to enter into similar separate indemnification agreements with any directors or officers who may join us in the future. There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought nor are we aware of any pending or threatened litigation that may result in claims for indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934. In accordance with the Exchange Act, we file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 covering the units offered by this prospectus. This prospectus is part of that registration statement, but as allowed by the SEC's rules, does not contain all of the information contained in the registration statement and the exhibits to the registration statement. For further information about us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be obtained as described above.

        The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus. This means that information included in those documents is considered part of this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus:

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    our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed with SEC on June 14, 2007;

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    our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the SEC on August 9, 2007;

    •
    our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, filed with the SEC on November 13, 2007;

    •
    Our Current Reports on Form 8-K as filed on the following 2007 dates: April 6, April 20, May 18, June 13, June 28, July 2, July 24, August 8, August 17 (two separate reports filed on this date), September 24, October 22, October 26 and November 11 (other than the portions of those documents deemed to have been furnished and not to have been filed); and

    •
    the description of our common stock contained in our registration statement on Form 8-A under Section 12 of the Securities Exchange Act of 1934, as amended, filed April 2, 1992, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of the filings incorporated by reference in this prospectus, at no cost, by writing or calling us at: Valence Technology, Inc. 12201 Technology Boulevard, Suite 150, Austin, Texas 78727, Attention: Secretary, (telephone: (512) 527-2900). You can access electronic copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to those reports, free of charge, on our website at http://www.valence.com. Access to those electronic filings is available as soon as reasonably practicable after filing with, or furnishing to, the SEC.

        We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this prospectus.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

$50,000,00

Debt Securities, Common Stock, Preferred Stock,
Warrants and Units

PROSPECTUS
January 11, 2008

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.